Exhibit 99.1

News Release

For media inquiries:

Katherine Taylor

815-961-7164

AMCORE FINANCIAL SUSPENDS QUARTERLY DIVIDEND

ROCKFORD, IL – November 21, 2008 –AMCORE Financial Inc., (NASDAQ:AMFI) announced today that the Board had decided to temporarily suspend its quarterly dividend, effective immediately. The Company reevaluates its dividend payment policy each quarter.

“Although we remain well-capitalized, increasing uncertainties in the economy require that we proceed cautiously and conservatively to manage capital,” said William R. McManaman, Chairman and CEO of AMCORE. “We believe this action is in the best interests of the Company and our shareholders given today’s market conditions.”

About AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.0 billion with 75 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, investment management and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol AMFI. Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

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